EXHIBIT 23


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Diana Corporation 1986 Nonqualified Stock Option Plan and the Registration Statement (Form S-3) of The Diana Corporation and in the related Prospectus of our report dated June 2, 1995, except for Note 3 as to which the date is June 28, 1995, with respect to the consolidated financial statements and schedules of The Diana Corporation included in the Annual Report (Form 10-K) for the fiscal year ended April 1, 1995.


Milwaukee, Wisconsin                                        ERNST & YOUNG LLP
June 28, 1995